UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2010 (July 23, 2010)

GLENROSE INSTRUMENTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51645	20-3521719
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue, Waltham
Massachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2010, GlenRose Instruments Inc., or the Company, and the holders of a majority of the Outstanding Principal Amount of the Company’s 4% Convertible Debentures Due 2013, or the Debentures, agreed to amend the Debentures to eliminate subsections (i) and (ii) of Section 6(a) of the Debentures.  The amended form of the Debentures is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 23, 2010, in connection with the amendment of the Company’s debentures described above, the Board of Directors of the Company unanimously authorized the redemption of up to $10 million of the Company’s Debentures, pro rata from the holders.  As of the date here of, an aggregate principal amount of $14,875,000 of the Debentures is outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The registrant hereby furnishes the following exhibits:

10.1	Form of 4% Convertible Debenture Due 2013, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2010	GLENROSE INSTRUMENTS INC. By: /s/ Anthony S. Loumidis Anthony S. Loumidis, Chief Financial Officer

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